Exhibit 99.1
QXO Reports First Quarter 2026 Results
GREENWICH, Conn. — May 12, 2026 — QXO, Inc. (“QXO” or the “Company”) (NYSE: QXO) today issued its financial results for the first quarter 2026. The Company reported a basic and diluted loss per common share of $(0.35) and an Adjusted Diluted Loss per Common Share, a non-GAAP financial measure, of $(0.12) for the three months ended March 31, 2026.
FIRST QUARTER 2026 SUMMARY RESULTS

	Three Months Ended March 31,
(in millions, except for per share data)	2026	2025
Net sales	$1,730.2	$13.5
Net (loss) income	$(227.1)	$8.8
Net margin	(13.1)%	65.2%
Adjusted EBITDA(1)	$1.2	$(9.0)
Adjusted EBITDA Margin(1)	0.1%	(66.7)%
Adjusted Net Loss(1)	$(57.2)	N/M
Basic and diluted loss per common share	$(0.35)	N/M
Adjusted Diluted Loss per Common Share(1)	$(0.12)	N/M

N/M - Not meaningful
(1) See the “Non-GAAP Financial Measures” section of the press release.
Brad Jacobs, chairman and chief executive officer of QXO, said, “Our first quarter results reflect the softness we’re seeing in the building products industry, and our investments in the business, including people and technology. Operationally, we continue to execute our integration plan across the legacy Beacon business, supported by disciplined investments in technology, sales capacity, and other long-term initiatives. On M&A, we recently closed the $2.25 billion acquisition of Kodiak Building Partners, and announced the landmark $17 billion acquisition of TopBuild. Once we close the TopBuild deal, which is expected in the third quarter, QXO will be the second largest publicly traded building products distributor in North America. We remain firmly on track to achieve $50 billion in annual revenue within a decade.”
First Quarter Highlights
Operational Results
Net sales were $1.73 billion for the three months ended March 31, 2026.
Adjusted Net Loss, a non-GAAP financial measure, was $57.2 million for the three months ended March 31, 2026. Adjusted Diluted Loss per Common Share, a non-GAAP financial measure, was $(0.12) for the three months ended March 31, 2026.
Adjusted EBITDA, a non-GAAP financial measure, was $1.2 million for the three months ended March 31, 2026.
Acquisitions and Financings
In January 2026, we completed a registered common stock offering of 31.6 million shares and raised net proceeds of approximately $749 million. In addition, we received commitments from investors to invest up to $3.0 billion for the issuance of up to 300,000 shares of Series C Convertible Perpetual Preferred Stock with a stated value of $10,000 per share (the “Series C Preferred Stock”). The commitments are contingent upon the closing of one or more qualifying acquisitions (as defined in the related investment agreement).
On April 1, 2026, we completed our acquisition of Kodiak Building Partners (“Kodiak”) for a total purchase price of $2.25 billion. The purchase price comprised $2.0 billion of cash and 13.2 million shares of the Company’s common stock, with the Company retaining the right to repurchase these shares at $40 per share at any time. On April 1, 2026, in connection with the closing of the Kodiak acquisition, we issued 200,000 shares of Series C Preferred Stock for $2.0 billion in cash, which was used to fund the Kodiak acquisition.
On April 18, 2026, we entered into a definitive agreement to acquire TopBuild Corp. (“TopBuild”) for approximately $17.0 billion in a combination of cash and stock consideration. The transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, approval by the stockholders of TopBuild and QXO. The transaction is expected to close in the third quarter of 2026.
About QXO
QXO, Inc. (NYSE: QXO) is the largest publicly traded distributor of roofing, waterproofing, and related products and the second largest publicly traded distributor of lumber and building materials in North America. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.
Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.
QXO’s non-GAAP financial measures in this press release include: Adjusted Net Loss, Adjusted Diluted Loss per Common Share, Adjusted EBITDA, and Adjusted EBITDA Margin.
We calculate Adjusted Net Loss as net (loss) income excluding amortization; stock-based compensation; restructuring costs; transaction costs; transformation costs; and the income tax associated with such adjusting items. We calculate Adjusted Diluted Loss per Common Share as Adjusted Net Loss divided by the weighted-averaged number of common shares outstanding during the period plus the effect of dilutive common share equivalents based on the most dilutive result of the if-converted and two-class methods. We calculate Adjusted EBITDA as net (loss) income excluding depreciation; amortization; stock-based compensation; interest (income) expense, net; provision for (benefit from) income taxes; restructuring costs; transaction costs; and transformation costs that we do not consider representative of our underlying operations. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.
Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating QXO’s ongoing performance. We believe these non-GAAP financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies.
Forward-looking statements
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following:
•an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;
•a change in supplier pricing and demand adversely affecting our income and gross margins;
•a change in vendor rebates adversely affecting our income and gross margins;
•our inability to identify potential acquisition targets, successfully complete acquisitions on acceptable terms, or successfully integrate acquired businesses into our operations;
•risks related to maintaining our safety record;
•the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;
•risks related to fragmentation in our industry and the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•seasonality, weather-related conditions and natural disasters;
•risks related to the effective development and proper functioning of our information technology systems, including from cybersecurity threats, artificial intelligence use, and digital transformation initiatives;
•loss of key talent or our inability to attract and retain new qualified talent;
•risks related to work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers;
•our dependence on Brad Jacobs as chairman and chief executive officer and the impact of the loss of Mr. Jacobs in these roles;
•the risk that Mr. Jacobs’ past performance may not be representative of future results;
•the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”), Kodiak Building Partners (the “Kodiak Acquisition”), TopBuild Corp. (“TopBuild Acquisition”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•the effect of the Beacon Acquisition and Kodiak Acquisition, the pendency of the TopBuild Acquisition or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;
•risks related to our obligations under the indebtedness we incurred in connection with the Beacon Acquisition and intend to incur in connection with the TopBuild Acquisition;
•the possible economic impact of the Company’s outstanding warrants and preferred stock on the Company and the holders of its common stock, including market price volatility, dilution from the exercise or conversion of the warrants or preferred stock, or the impact of dividend payments or liquidation preferences from preferred stock that remains outstanding;
•challenges raising additional equity or debt capital from public or private markets to pursue the Company’s business plan and the effects that raising such capital may have on the Company and its business;
•the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;
•risks associated with periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect the Company’s business and financial performance;
•the impact of legislative, regulatory, economic, competitive and technological changes;
•unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;
•the risk that the TopBuild Acquisition may not be completed on the anticipated terms or timeline, or at all, including as a result of the failure to obtain required regulatory or stockholder approvals;
•the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with TopBuild, including in circumstances requiring us to pay a termination fee;
•the possibility that the TopBuild Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities;
•potential litigation and/or regulatory action relating to the TopBuild Acquisition; and
•other factors, including those set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Media Contact
Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investor Contact
Mark Manduca
mark.manduca@qxo.com
203-321-3889

QXO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$1,730.2	$13.5
Cost of products sold	1,320.9	8.1
Gross profit	409.3	5.4
Operating expense:
Selling, general and administrative	497.0	44.4
Depreciation	47.3	0.1
Amortization	116.9	0.2
Total operating expense	661.2	44.7
Loss from operations	(251.9)	(39.3)
Interest (expense) income, net	(31.1)	56.6
Other income, net	2.7	—
(Loss) income before (benefit from) provision for income taxes	(280.3)	17.3
(Benefit from) provision for income taxes	(53.2)	8.5
Net (loss) income	$(227.1)	$8.8
Loss per common share - basic and diluted	$(0.35)	$(0.03)

Total weighted-average common shares outstanding:
Basic	744.4	451.4
Diluted	744.4	451.4

QXO, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions, except per share amounts)
(Unaudited)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$3,046.3	$2,361.6
Accounts receivable, net	1,135.7	1,145.1
Inventories, net	1,668.2	1,497.3
Vendor rebates receivable	478.8	427.0
Income tax receivable	32.8	31.6
Prepaid expenses and other current assets	94.8	83.7
Total current assets	6,456.6	5,546.3
Property and equipment, net	659.7	688.6
Goodwill	5,129.4	5,111.3
Intangibles, net	3,704.5	3,819.1
Operating lease right-of-use assets, net	669.7	689.6
Other assets, net	40.3	32.4
Total assets	$16,660.2	$15,887.3

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,170.8	$819.0
Accrued expenses	606.5	574.3
Current portion of operating lease liabilities	110.1	107.5
Current portion of finance lease liabilities	49.8	49.2
Total current liabilities	1,937.2	1,550.0
Long-term debt, net	3,058.6	3,057.3
Deferred income tax liabilities, net	789.4	847.2
Operating lease liabilities	554.4	561.8
Finance lease liabilities	129.6	138.7
Other long-term liabilities	26.1	25.5
Total liabilities	6,495.3	6,180.5

Stockholders’ equity:
Mandatory Convertible Preferred Stock, $0.001 par value; 0.6 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025	558.1	558.1
Convertible Preferred Stock, $0.001 par value; authorized 10.0 shares, 1.0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	498.6	498.6
Common stock; $0.00001 par value; authorized 2,000.0 shares; 710.8 and 674.5 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	9,760.2	9,046.9
Retained earnings (accumulated deficit)	(652.0)	(394.5)
Accumulated other comprehensive loss	—	(2.3)
Total stockholders’ equity	10,164.9	9,706.8
Total liabilities and stockholders’ equity	$16,660.2	$15,887.3

QXO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net (loss) income	$(227.1)	$8.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	47.3	0.1
Amortization	116.9	0.2
Stock-based compensation	39.2	20.2
Amortization of debt issuance costs	2.3	—
Provision for credit losses	11.5	—
Non-cash lease expense	32.3	—
Deferred income taxes	(53.3)	—
Changes in operating assets and liabilities:
Accounts receivable	0.3	(0.5)
Inventories	(183.9)	—
Vendor rebates receivable	(56.0)	—
Income tax receivable	(1.3)	—
Prepaid expenses and other current assets	(11.2)	(0.8)
Accounts payable and accrued expenses	379.2	8.5
Other assets and liabilities	(25.6)	—
Net cash provided by operating activities	70.6	36.5

Investing Activities
Capital expenditures	(22.5)	(0.1)
Other	3.0	(0.7)
Net cash used in investing activities	(19.5)	(0.8)

Financing Activities
Payments under equipment financing facilities and finance leases	(12.2)	—
Proceeds from issuance of common stock related to equity awards	0.9	—
Proceeds from issuance of common stock, net of issuance costs	749.5	—
Payment of taxes related to net share settlement of equity awards	(28.1)	—
Payment of costs to obtain Series C Preferred Stock commitment	(45.8)	—
Payment of dividends on Convertible Preferred Stock	(22.5)	(22.5)
Payment of dividends on Mandatory Convertible Preferred Stock	(7.9)	—
Net cash provided by (used in) financing activities	633.9	(22.5)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	—

Net increase in cash, cash equivalents and restricted cash	684.7	13.2
Cash, cash equivalents and restricted cash, beginning of period	2,365.4	5,072.0
Cash, cash equivalents and restricted cash, end of period	$3,050.1	$5,085.2

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	$15.4	$—
Income taxes, net of refunds	$1.4	$—

QXO, INC. AND SUBSIDIARIES
Consolidated Sales by Line of Business
(in millions, except percentages)
(Unaudited)

Sales by Line of Business(1)
	Three Months Ended March 31,
	2026		2025
	Net Sales	Mix %	Net Sales	Mix %
Residential roofing products	$799.1	46.2%	$—	—%
Non-residential roofing products	463.6	26.8%	—	—%
Complementary building products	452.9	26.2%	—	—%
Software products and services	14.6	0.8%	13.5	100.0%
Total net sales	$1,730.2	100.0%	$13.5	100.0%
(1) Net sales mix percentages may not recalculate due to rounding.

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except per share data)
(Unaudited)

Adjusted Net Loss and Adjusted Diluted Loss per Common Share

A reconciliation of net loss and diluted loss per common share to Adjusted Net Loss and Adjusted Diluted Loss per Common Share is as follows:

Three Months Ended March 31, 2026
Net loss	$(227.1)
Benefit from income taxes	(53.2)
Loss before benefit from income taxes	(280.3)
Amortization	116.9
Stock-based compensation	39.2
Restructuring costs	16.3
Transaction costs	19.3
Transformation costs	11.4
Adjusted loss before benefit from income taxes	(77.2)
Income tax associated with the adjustments above(1)	20.0
Adjusted Net Loss(2)	$(57.2)
Convertible Preferred Stock dividend	(22.5)
Mandatory Convertible Preferred Stock dividend	(7.9)
Undistributed income allocated to participating securities	—
Adjusted Net Loss attributable to common stockholders	$(87.6)

Basic and diluted loss per common share	$(0.35)
Adjusted Diluted Loss per Common Share(2)(3)	$(0.12)

Adjusted diluted weighted-average common shares outstanding(3)	744.4

(1) The effective tax rate to calculate Adjusted Net Loss for the three months ended March 31, 2026 is 26.0% due to the tax calculated on adjusted loss before benefit from income taxes.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Adjusted Diluted Loss per Common Share is calculated as Adjusted Net Loss divided by the weighted-average number of common shares outstanding during the period plus the effect of dilutive common share equivalents based on the most dilutive result of the if-converted and two-class methods.

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (cont.)
(in millions, except percentages)
(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin

A reconciliation of net (loss) income and net margin to Adjusted EBITDA and Adjusted EBITDA Margin is as follows:

	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(227.1)	$8.8
Depreciation	47.3	0.1
Amortization	116.9	0.2
Stock-based compensation	39.2	20.2
Interest expense (income), net	31.1	(56.6)
(Benefit from) provision for income taxes	(53.2)	8.5
Restructuring costs	16.3	—
Transaction costs	19.3	9.8
Transformation costs	11.4	—
Adjusted EBITDA(1)	$1.2	$(9.0)

Net sales	$1,730.2	$13.5
Net margin(2)	(13.1)%	65.2%
Adjusted EBITDA Margin(1)(2)	0.1%	(66.7)%

(1) See the “Non-GAAP Financial Measures” section of the press release.
(2) Net margin is calculated as net (loss) income divided by net sales. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales.